As filed with the Securities and Exchange Commission on March 27, 2007

Registration No. 333-131216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE
FORM SB-2

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Ascent Solar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3674	20-3672603
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 285-9885

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Matthew Foster
8120 Shaffer Parkway
Littleton, Colorado 80127
(303) 420-1141

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Mark A. von Bergen
David C. Wang
Holland & Knight LLP
2300 US Bancorp Tower
111 SW Fifth Avenue
Portland, OR  97204
(503) 243-2300

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or  continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-131216

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form SB-2 (File No. 333-131216) is being filed pursuant to Rule 462(d) solely for the purpose of adding Exhibits 10.17, 10.18, 10.19 and 10.20 to such Registration Statement. Accordingly, this Amendment consists of only the facing page, this explanatory note and Item 27 of Part II of the Registration Statement.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.  Exhibits

The following additional exhibits are filed as part of the Registration Statement:

10.17	Securities Purchase Agreement with Norsk Hydro Produksjon AS dated as of March 13, 2007 (incorporated by reference to Exhibit 99.1 of Form 8-K current report filed March 13, 2007)
10.18	Stockholders’ Agreement with Norsk Hydro Produksjon AS dated as of March 13, 2007 (incorporated by reference to Exhibit 99.2 of Form 8-K current report filed March 13, 2007)
10.19	Registration Rights Agreement with Norsk Hydro Produksjon AS dated as of March 13, 2007 (incorporated by reference to Exhibit 99.3 of Form 8-K current report filed March 13, 2007)
10.20

Voting Agreement among Dr. Mohan S. Misra, Inica, Inc., ITN Energy Systems, Inc. and Norsk Hydro Produksjon AS dated as of March 13, 2007 (incorporated by reference to Exhibit 99.4 of Form 8-K current report filed March 13, 2007)

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-131216) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, Colorado, on March 26, 2007.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ MATTHEW FOSTER
Matthew Foster, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-131216) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW FOSTER	President and Chief Executive Officer	March 26, 2007
Matthew Foster	(Principal Executive Officer)

/s/ JANET CASTEEL	Chief Accounting Officer and Treasurer	March 26, 2007
Janet Casteel	(Principal Accounting and Financial Officer)

*	Chairman of the Board
Mohan S. Misra		March 26, 2007

*	Director
Stanley Gallery		March 26, 2007

*	Director
Ashutosh Misra		March 26, 2007

*	Director
T.W. Fraser Russell		March 26, 2007

/s/ RICHARD SWANSON	Director	March 26, 2007
Richard Swanson

*By	/s/ MATTHEW FOSTER
Matthew Foster, Attorney-in-Fact

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